SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report:  May 19, 2003

(Date of earliest event reported)

LCA-Vision Inc.

(Exact name of Registrant as specified in its Charter)

Delaware (State or other jurisdiction of incorporation)	0-27610 (Commission File No.)	11-2882328 (IRS Employer Identification Number)

7840 Montgomery Road, Cincinnati, Ohio	45236
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (513) 792-9292

N/A

(Former name or former address, if changed since last report)

Item 5.  Other Events

LCA-Vision Inc. issued a press release announcing that all four members of its board of directors were re-elected by stockholders at the company’s annual meeting held today.

Item 7.  Financial Statements and Exhibits

(a)  Exhibits

99.1  Press Release dated May 19, 2003

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LCA-VISION INC.

Date: 5/19/03	By: /s/Alan H. Buckey Alan H. Buckey Executive Vice President, Chief Financial Officer and Treasurer

EXHIBIT 99.1

Contact:

Stephen N. Joffe

Jody Cain

LCA-Vision Inc.

Lippert/Heilshorn & Associates

(513) 792-9292

(310) 691-7100

LCA-VISION REAFFIRMS BULLISH OUTLOOK

AND RE-ELECTS DIRECTORS AT ANNUAL MEETING

Stephen Joffe, William Coleman, John Gutfreund and

John Hassan To Serve Additional One-Year Terms

CINCINNATI (May 19, 2003) – LCA-Vision Inc. (Nasdaq NM: LCAV), a leading provider of laser vision correction services under the LasikPlus brand, announces that all four members of its board of directors were re-elected by stockholders at the company’s annual meeting, held today.  The company also reaffirmed its bullish outlook due to a number of factors, including increased price per procedure, growing patient volumes and the new custom cornea procedure that is directing additional consumer attention to laser vision correction.

Elected to another one-year term on LCA-Vision’s board are: John H. Gutfreund, senior managing director and executive committee member at the investment banking firm C.E. Unterberg, Towbin; William O. Coleman, formerly a senior executive with The Procter & Gamble Company and currently a board member of Touchtone Family of Funds; John C. Hassan, president of Champion Printing Company; and Stephen N. Joffe, chairman, chief executive officer and founder of LCA-Vision, who will continue as chairman.

During the presentation to stockholders, management expressed optimism about company prospects for the remainder of 2003, following strong financial and operating performance in the first quarter.  “We’ve taken a number of steps to improve our average price per procedure, while remaining focused on controlling costs in all parts of the company.  Additionally, we plan to open four to six new centers during 2003 with the expectation of reaching breakeven at each center within six months of opening its doors,” said Mr. Joffe.

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“The new, premium-priced custom cornea treatment procedure, which we’ve introduced in four markets to date, appears to be attracting patients who may otherwise not have considered laser vision correction while appealing to other customers as an ‘upgrade’ alternative.  We plan to add this procedure to our current offering in additional markets during the balance of this year,” added Mr. Joffe.  The company also reiterated previous guidance for full-year 2003 earnings per diluted share of $0.30 to $0.35.

LCA-Vision owns and operates 32 LasikPlus laser vision correction facilities in the U.S., plus two centers in Canada and a joint venture in Europe.

For additional information, please visit the company’s website at www.lasikplus.com.  Individuals interested in scheduling a free vision evaluation can call the company’s patient care center at (888) 529-2020.

This news release contains forward-looking statements that are subject to risks and uncertainties that may result in actual results to differ materially from current expectations.  For a discussion of risks and uncertainties that the company faces, please refer to the company’s filings with the Securities and Exchange Commission including, but not limited to, Forms 10-K and 10-Q.

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